UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2013

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Milton, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 13, 2013, Exide Technologies (the "Company") received a notification letter from the The Nasdaq Stock Market LLC ("Nasdaq") stating that the Company’s securities will be delisted from Nasdaq. Nasdaq’s determination is based on the following factors: (i) the Chapter 11 Filing and associated public interest concerns raised by it, (ii) concerns regarding the residual equity interest of the existing listed securities holders, and (iii) concerns about the Company's ability to sustain compliance with all requirements for continued listing on The Nasdaq Stock Market. Unless the Company appeals the determination, trading in the Company's common stock will be suspended at the opening of business on Monday, June 24, 2013, and a Form 25-NSE will be filed with the Securities and Exchange Commission which will remove the Company's common stock from listing and registration on The NASDAQ Stock Market. The Company currently does not intend to appeal the delisting determination.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

June 18, 2013	By:	Phillip A. Damaska

Name: Phillip A. Damaska
Title: Excutive Vice President and Chief Financial Officer